Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FUTUREWORLD ENERGY, INC.", CHANGING ITS NAME FROM "FUTUREWORLD ENERGY, INC." TO "FUTUREWORLD CORP", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 2014, AT 4:34 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


SECRETARY OF STATE
1776
1976
DELAWARE

Jeffrey W. Bullock, Secretary of State

3550206 8100

140826607

AUTHENTICATION: 1494255

DATE: 06-27-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 06/11/2014
FILED 04:34 PM 06/11/2014
SRV 140826607 - 3550206 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

FUTUREWORLD ENERGY, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " FIRST(1) " so that, as amended, said Article shall be and read as follows:

The name of this Corporation is

FutureWorld Corp

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11TH. day of JUNE, 2014.

By: [signature]
Authorized Officer

Title: Acting CEO

Name: Saeed Talari
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